EXHIBIT 23.1



               Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 26, 1998, which appears on page 25 of the 1997 Annual Report to Shareowners of Frontier Corporation, which is incorporated by reference in Frontier Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 30 of such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report, dated January 26, 1998, except as to the pooling of interests with GlobalCenter, Inc. which is as of February 27, 1998, which appears on page 19 of the Form 8-K of Frontier Corporation dated June 17, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP

Rochester, New York
June 18, 1998